Exhibit 99.1

Contact:	FOR RELEASE:
Tyler H. Rose	March 15, 2012
Executive Vice President
and Chief Financial Officer
(310) 481-8484
or
Michelle Ngo
Vice President and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION ANNOUNCES COMMENCEMENT OF PUBLIC OFFERING OF SERIES G CUMULATIVE REDEEMABLE PREFERRED STOCK

LOS ANGELES, March 15, 2012 — Kilroy Realty Corporation (NYSE: KRC) today announced that it has commenced a public offering of its Series G Cumulative Redeemable Preferred Stock.  In addition, the Company expects to grant to the underwriters for the public offering a 30-day option to purchase additional shares of Series G Cumulative Redeemable Preferred Stock to cover overallotments, if any.  The Company plans to file an application to list the Series G Cumulative Redeemable Preferred Stock on the New York Stock Exchange.  If the application is approved, trading of the Series G Cumulative Redeemable Preferred Stock on the New York Stock Exchange is expected to begin within 30 days after the initial issuance of the Series G Cumulative Redeemable Preferred Stock.  Wells Fargo Securities, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital, and J.P. Morgan will act as joint book-running managers.

The Company intends to use the net proceeds from this offering for the redemption of all outstanding shares of its 7.80% Series E Cumulative Redeemable Preferred Stock and for other general corporate purposes, which may include the potential redemption of a portion of the outstanding shares of its 7.50% Series F Cumulative Redeemable Preferred Stock, acquiring properties and repaying outstanding indebtedness, including borrowings under our operating partnership’s credit facility.  The aggregate redemption price of the Company’s 7.80% Series E Cumulative Redeemable Preferred Stock is approximately $40.3 million, plus accrued dividends.  Pending application of the net proceeds for those purposes, the Company may temporarily invest such net proceeds in marketable securities.

This offering is being made pursuant to an effective shelf registration statement and prospectus and related preliminary prospectus supplement filed by the Company with the Securities and Exchange Commission.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

When available, copies of the preliminary prospectus supplement and related prospectus for this offering may be obtained by contacting Wells Fargo Securities, LLC, 1525 West W.T. Harris Blvd., NC0675, Charlotte, NC 28262, Attention: Capital Markets Client Support, telephone (800) 326-5897 or e-mail request to cmclientsupport@wellsfargo.com; or Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, NY 10080, Attention: Prospectus Department; telephone (800) 294-1322 or e-mail a request to dg.prospectus_requests@baml.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are based on the Company’s current expectations, beliefs and assumptions, and are not guarantees of future performance.  Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of the Company’s control.  Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or outcomes.  Numerous factors could cause actual future events to differ materially from those indicated in the forward-looking statements, including, among others:  the ability of the Company to successfully redeem shares of its presently outstanding preferred stock, risks associated with the Company’s investment in real estate assets, which are illiquid, and with trends in the real estate industry; the availability of cash for distribution and debt service and exposure of risk of default under the Company’s debt obligations; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; and the ability to successfully complete development and redevelopment properties on schedule and within budgeted amounts.  The factors included in this press release are not exhaustive and additional factors could adversely affect the Company’s business and financial performance.  For a discussion of additional risk factors, see the factors included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and the Company’s other filings with the Securities and Exchange Commission.  All forward-looking statements are based on currently available information and speak only as of the date on which they are made.  The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the office and industrial submarkets along the West Coast.  For over 60 years, KRC has owned, developed, acquired and managed real estate assets, consisting primarily of Class A real estate properties in the coastal regions of Los Angeles, Orange County, San Diego County, the San Francisco Bay Area and greater Seattle.  At December 31, 2011, KRC owned approximately 11.4 million rentable square feet of commercial office space and 3.4 million rentable square feet of industrial space.

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